Exhibit 23.1

JOHN G. HESS, CPA
RICHARD M. STEWART, CPA
ROBERT C. CAMPBELL, CPA
TOMI J. WEBER, CPA
CHARLES A. COOK, CPA
C. MICHAEL BASS, CPA
CHRISTOPHER E. ALLMAN, CPA
WARREN T. CANTERBURY, CPA
MICHELE R. DAVIS, CPA
ANGIE M. HAYNIE, CPA
STEPHEN D. HENSLEY, CPA
CARLA F. LOKANT
JEFFREY M. MOLLOHAN, CPA
TODD A. ROBINSON, CPA
AMANDA J. SERGENT, CPA
DARRELL D. TUCKER, CPA
RANDY H. WILLIAMS, CPA
ELIOTT R. WILSON, CPA
HESS, STEWART & CAMPBELL, PLLC CERTIFIED PUBLIC ACCOUNTANTS 252 GEORGE STREET BECKLEY, WEST VIRGINIA 25801 (304) 255 – 1978 Fax (304) 255 – 1971 Email: hsc@hsc-cpa.com Web Site: hsc-cpa.com	940 4TH AVENUE SUITE 250 P.O. BOX 1060 HUNTINGTON, WV 25713 (304) 523-6464 (304) 523-4395 FAX

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated March 31, 2009 relating to the financial statements of First Sentry Bancshares, Inc. and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ HESS, STEWART & CAMPBELL, PLLC

Beckley, West Virginia

June 8, 2009

MEMBERS

AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
WEST VIRGINIA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS